SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — January 22, 2007
TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California		90023

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On January 22, 2007, Guru Denim, Inc. (“Guru”), a California corporation and a wholly-owned subsidiary of True Religion Apparel, Inc., a Delaware corporation, entered into an Independent Contractor Agreement dated as of February 1, 2007 (the “Agreement”), by and between Guru and L’Atelier (“L’Atelier”), a California limited partnership. The term of the Agreement is five years. Either party may terminate the Agreement for any reason at any time by giving the other party twelve months prior written notice. Pursuant to the Agreement, L’Atelier agrees to be Guru’s Coordinator of United States wholesale full price sales on an exclusive basis.
     The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.
     Exhibit 10.1
     Independent Contractor Agreement dated as of February 1, 2007, by and between Guru Denim, Inc. and L’Atelier

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: January 25, 2007	By:	/s/ Michael Buckley
		Name:	Michael Buckley
		Title:	President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Independent Contractor Agreement dated as of February 1, 2007, by and between Guru Denim, Inc. and L’Atelier

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